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            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our reports dated February 20, 2009 in the Registration Statement (Form N-1A) of RiverSource Variable Series Trust for the year ended December 31, 2008 filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 5 under the Securities Act of 1933 (Registration No. 333-146374).

                                              /s/Ernst & Young LLP

Minneapolis, Minnesota
April 27, 2009